UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2014

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Blvd, Suite 200, Glastonbury CT		06033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of United Financial Bancorp, Inc. (the “Company”) was held on August 5, 2014 (the “Annual Meeting”). There were 51,536,800 shares of Common Stock eligible to be voted at the Annual Meeting and 46,321,791 shares were represented at the meeting by the holders thereof, which constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	Three Directors were re-elected at the Annual Meeting, William H. W. Crawford, IV, Michael F. Crowley and Raymond H. Lefurge, Jr. to serve for four-year terms by the following vote:

Director	For	Withheld	Non-Vote
William H. W. Crawford, IV	35,855,530	2,329,931	8,136,330
Michael F. Crowley	36,537,058	1,648,403	8,136,330
Raymond H. Lefurge, Jr.	36,027,578	2,157,883	8,136,330

2.	Approval of the Company’s executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement.

For	Against	Abstain	Non-Vote
35,397,296	2,203,870	584,292	8,136,332

3.	Ratification of the appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2014 was approved by the stockholders by the following vote:

For	Against	Abstain
45,382,324	747,379	192,088

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014	UNITED FINANCIAL BANCORP, INC.
Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President/ Chief Financial Officer